UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2010

HENIX RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52747
(Commission File Number)

#41 Huancheng Road Xinjian Township Jinyun County Zhejian
P.R. China
 (Address of principal executive offices, including zip code)

011 86 578 388 1262
(Registrant’s telephone number, including area cod)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

         As a result of a competitive request for proposal process undertaken by the Audit Committee of the Board of Directors (the “Audit Committee”) of Henix Resources, Inc. (“Henix”), on March 2, 2010, the Audit committee approved the engagement of GBH CPAs, PC (“GBH”) as Henix’s independent registered public accounting firm for the annual audit on our financial statements for the year ended April 30, 2010.  GBH was engaged on March 3, 2010.

On March 3, 2010, the Audit Committee notified Kempisty And Company, Certified Public Accountants, PC (“Kempisty”) that it was not to be retained as Henix’s independent registered public accounting firm to audit Henix’s consolidated financial statements for the fiscal year ending April 30, 2010.

No Dissatisfaction with Services:

The change in accountants did not result from any dissatisfaction with the quality of professional services rendered by Kempisty.

No Prior Consultation with New Accountant:

During Henix’s two most recent fiscal years ended April 30, 2009 and 2008 and through March 3, 2010, neither Henix nor anyone on its behalf has consulted with GBH regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Henix’s financial statements, and neither a written report nor oral advice was provided to Henix that GBH concluded was an important factor considered by Henix in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as that terms is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).  In deciding to select GBH, the Audit Committee reviewed auditor independence issues and existing commercial relationships with GBH and concluded that GBH has no commercial relationship with Henix that would impair its independence.

No Adverse Opinion or Disagreement:

Kempisty’s report on Henix’s financial statements for the most recent fiscal year ended April 30, 2009 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that there was an explanatory paragraph noting there was substantial doubt as to Henix’s ability to continue as a going concern. The financial statements for the year ended April 30, 2008 were audited by Manning Elliott LLP who issued an unqualified report with a similar explanatory paragraph noting there was substantial doubt as to Henix’s ability to continue as a going concern. During the most recent fiscal year ended April 30, 2009, and in the subsequent interim period through March 3, 2010, there were (i) no disagreements between Henix and Kempisty on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Kempisty, would have caused Kempisty to make reference to the subject matter of the disagreement in its reports on the consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

2

Henix provided Kempisty with a copy of this Current Report on Form 8-K/A, and requested that Kempisty furnish Henix with a letter addressed to the U.S. Securities and Exchange Commission stating whether Kempisty agrees with the disclosure contained in this report, or, if not, stating in which respects it does not agree.  Henix has received the requested letter from Kempisty, and a copy of Kempisty’s letter is filed as Exhibit 16.1 to this Current Report on Form 8-K/A.

3

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit Number	Description

16.1	Letter of Kempisty and Company, Certified Public Accountants, PC,

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2010	HENIX RESOURCES INC.

	By:	YONGFU ZHU
Yongfu Zhu
President, Principal Executive Officer, Treasurer, Secretary, Principal Financial Officer, Principal Accounting Officer and sole member of the Board of Directors.

4